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                                   EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of El Paso Energy Corporation (the "Company") on Form S-3 (File Nos. 333-42713, 333-61039 and 333-86049), Form S-4 (File No. 333-84975), and Form S-8 (File Nos.
333-26813, 333-26823, 333-26831, 33-46519, 33-49956, 33-51851, 33-57553,
333-75781, 333-78949, 333-78951, 333-78979, 333-94717 and 333-94719) of our
report dated February 16, 2000, on our audits of the consolidated financial statements and the financial statement schedule of the Company as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which report is included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas
February 21, 2000